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                       FORETHOUGHT LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Michael A. Reardon, Mary L. Cavanaugh, Sarah M. Patterson and Elizabeth L. Gioia, individually, and each of them singly, our true lawful attorneys, with full power to them and each of them to sign for us, and in our names and in any and all capacities, any and all amendments to the Registration Statements filed on Form N-4, with respect to the Forethought Life Insurance Company Separate Account A (811-22726) supporting variable annuity contracts issued by Forethought Life Insurance Company under file numbers:

333-182946 - ForeRetirement Variable Annuity
             Huntington ForeRetirement Variable Annuity
333-191097 - ForeRetirement Foundation Variable Annuity
333-193535 - ForeRetirement II Variable Annuity
333-201683 - Forethought ForeRetirement III Variable Annuity
333-205718 - ForeInvestors Choice Variable Annuity
333-206448 - ForeInvestors Choice Variable Annuity - I Share
333-209070 - ForeRetirement IV Variable Annuity
333-209071 - ForeRetirement IV Variable Annuity - I Share

and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

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
/s/ Allan Levine
-----------------------------
Allan Levine                    Director (Chairman) and Chief Executive Officer                 March 4, 2016


/s/ John Graf
-----------------------------
John Graf                       Director (Non-Executive Vice Chairman)                          March 4, 2016


/s/ Gilles M. Dellaert
-----------------------------
Gilles M. Dellaert              Director, Executive Vice President and Chief Investment         March 4, 2016
                                Officer

/s/ Hanben Kim Lee
-----------------------------
Hanben Kim Lee                  Director, Executive Vice President and Chief Risk Officer       March 4, 2016


/s/ Nicholas H. Von Moltke
-----------------------------
Nicholas H. Von Moltke          Director, Executive Vice President and Chief Operating Officer  March 4, 2016


/s/ Michael A. Reardon
-----------------------------
Michael A. Reardon              Director and President                                          March 4, 2016


/s/ Eric D. Todd
-----------------------------
Eric D. Todd                    Director and Senior Vice President                              March 4, 2016


/s/ Richard V. Spencer
-----------------------------
Richard V. Spencer              Director                                                        March 4, 2016


/s/ Craig A. Anderson
-----------------------------
Craig A. Anderson               Chief Financial Officer and Treasurer                           March 4, 2016